Exhibit 10.37

Amendment to Employment Agreement

This document is dated as of March 4, 2004. It amends the Employment Agreement dated August 8, 2000 between Stephen G. Kasnet and Calypso Management LLC (as amended heretofore, “Agreement”).

For value received, the parties agree to add to the second sentence of the second paragraph of Section 1 of the Agreement the words “at least” before the words “50%” and before the words “33 1/3%.”

Except as set forth above, the terms of the Agreement are hereby ratified and affirmed.

Executed under seal.

CALYPSO MANAGEMENT LLC

By:	/s/ DONALD H. HUNTER	/s/ STEPHEN G. KASNET
Title:	Donald H. Hunter Chief Operations Officer & Chief Financial Officer	Stephen G. Kasnet